EXHIBIT 23.2

CONSENT OF RECONTA ERNST & YOUNG S.P.A., INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to use of our report dated September 30, 2003 in Amendment No. 1 to the Registration Statement (Form S-1, No. 333-111988) and related Prospectus of IMPCO Technologies, Inc. for the Registration of 1,500,000 shares of its common stock.

/s/    Reconta Ernst & Young S.P.A.

Milan, Italy

January 29, 2004